WARRANTS PARTIAL UNWIND AGREEMENT
dated as of August 29, 2022

with respect to
 Base Warrant Confirmation, dated April 14, 2020, as amended

and

Additional Warrant Confirmation, dated April 20, 2020, as amended between DICK’S Sporting Goods, Inc. and [Dealer]

THIS WARRANTS PARTIAL UNWIND AGREEMENT (this “Agreement”) is made as of August 29, 2022 between DICK’S Sporting Goods, Inc. (the “Company”) and [ ] (“Dealer”)[, acting through its agent [ ] (the “Agent”)].
WHEREAS, the Company and Dealer are party to a Base Warrant Transaction pursuant to an ISDA confirmation, dated April 14, 2020 (amended, modified, adjusted or supplemented from time to time, the “Base Warrant Confirmation”);
WHEREAS, the Company and Dealer are party to an Additional Warrant Transaction pursuant to an ISDA confirmation, dated April 20, 2020 (as amended, modified, adjusted or supplemented from time to time, the “Additional Warrant Confirmation” and, collectively with the Base Warrant Confirmation, the “Warrant Confirmations”);
WHEREAS, the Company has requested, and Dealer has agreed, to unwind the Warrant Confirmations with respect to a portion of the Number of Warrants included therein;
NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
1.    Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Base Warrant Confirmation or the Additional Warrant Confirmation, as the case may be.

2.    Base Warrant Partial Unwind. On the Settlement Date (as such term is defined below), the Number of Warrants in the Base Warrant Confirmation shall be reduced by [ ] Warrants (the “Unwound Warrants”) to [ ] Warrants. Effective as of the Settlement Date, all of the respective rights and obligations of the parties under the Base Warrant Confirmation with respect to the Unwound Warrants shall be terminated, cancelled and extinguished. In addition, the parties acknowledge and agree that the provisions of Section 9(j) of each of the Warrant Confirmations will not apply to any of the Unwound Warrants.

3.    [Reserved].

4.    Settlement. (a) In consideration for the foregoing partial unwind, no later than 1:00 p.m., New York City time, on the date two Scheduled Trading Days immediately following the last day of the Hedge Unwind Period (the “Settlement Date”), the Company shall deliver a number of Shares to Dealer equal to the product of the Unwound Warrants and the applicable Cash Settlement Amount divided by the Average VWAP Price (the “Warrants Settlement Amount”). For the avoidance of doubt, (i) no additional amount shall be payable or deliverable by either party pursuant to the Equity Definitions, either of the Warrant Confirmations, or the Agreement (as such term is defined in each of the Warrant Confirmations) in respect of the amendments to, and partial unwind of, each of the Warrant Confirmations pursuant to Sections 2 and 3 above, and (ii) so long as the Hedge Unwind Period concludes on or prior to September 7, 2022, no adjustment will be made to the Warrants Settlement Amount in respect of the ex-dividend date occurring on September 8, 2022. “Hedge

Unwind Period” means the five Scheduled Trading Day period commencing on and including August 30, 2022 (the “Initial Unwind Date”), subject to Section 4(c) of this Agreement. “Call Option Settlement Amount” has the meaning assigned to such term in that certain Call Option Partial Unwind Agreement, dated as of the date hereof, between Dealer and the Company (the “Call Option Unwind Agreement”). “Cash Settlement Amount” has the meaning assigned to such term in Exhibit A hereto.

(b)    Notwithstanding anything to the contrary herein, the Company and Dealer agree to net the Call Option Settlement Amount and the Warrants Settlement Amount such that a single delivery of Shares shall be made in respect of this Agreement and the Call Option Unwind Agreement (such net delivery, the “Net Termination Payment”), and such Net Termination Payment shall satisfy (i) Dealer’s obligation to deliver the Call Option Settlement Amount pursuant to the Call Option Unwind Agreement and (ii) the Company’s obligation to deliver the Warrants Settlement Amount pursuant to this Agreement. Dealer shall (i) notify the Company of the applicable Call Option Settlement Amount, Warrants Settlement Amount and the amount of the Net Termination Payment as soon as reasonably practicable after 5:00 p.m., New York City time, on the last Scheduled Trading Day of the Hedge Unwind Period, and (ii) deliver to the Company the Net Termination Payment by 1:00 p.m., New York City time, on the Settlement Date; provided that Dealer may make such delivery on the Settlement Date after 1:00 p.m., New York City time, if the requisite administrative or operational requirements have not been completed prior to such time.

(c)     Notwithstanding anything to the contrary in this Agreement, (i) Dealer may postpone the Initial Unwind Date or extend the Hedge Unwind Period by one or more Scheduled Trading Days if Dealer determines, in its reasonable discretion, that such postponement or extension is reasonably necessary or advisable to preserve Dealer’s hedge unwind activity hereunder in light of existing liquidity conditions or, based upon the advice of counsel, to enable Dealer or its affiliate or agent to effect transactions with respect to Shares in connection with its hedge unwind or settlement activity hereunder in a manner that would be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to Dealer, and (ii) if a Disrupted Day occurs in the Hedge Unwind Period, (a) the Calculation Agent may extend the Hedge Unwind Period and (b) the Calculation Agent may also determine that (1) such Disrupted Day is a Disrupted Day in full, in which case the Daily VWAP Price for such Disrupted Day shall not be included for purposes of determining the Average VWAP Price or (2) such Disrupted Day is a Disrupted Day in part, in which case the Daily VWAP Price for such Disrupted Day shall be determined by the Calculation Agent taking into account the nature and duration of the relevant Market Disruption Event, and the volume, historical trading patterns and price of the Shares.  If a Disrupted Day occurs in the Hedge Unwind Period, and each of the eight immediately following Scheduled Trading Days is a Disrupted Day, then the Calculation Agent may determine such eighth Scheduled Trading Day to be an Exchange Business Day that is not a Disrupted Day and determine the Daily VWAP Price for such eighth Scheduled Trading Day using its good faith estimate of the value of the Shares on such eighth Scheduled Trading Day.

(d)    The parties acknowledge that the Calculation Agent will be subject to the applicable requirements under the Warrant Confirmations, including under the provisions of Section 4 of each of the Warrant Confirmations. Dealer shall use its reasonable efforts to notify the Company of any extension or postponement of the Hedge Unwind Period pursuant to this Section 4.

5.    Representations and Warranties of the Parties. Each party hereto re-makes, as of the date hereof, the representations and warranties contained in Section 3(a) of the Agreement (as such term is defined in the Warrant Confirmations) as if such representations and warranties applied to this Agreement.

6.    Representations, Warranties and Agreements of the Company. The Company represents and warrants to, and agrees with, Dealer as of the date hereof that:

a.The Company is entering into this Agreement in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act or any other antifraud or anti-manipulation provisions of the federal or applicable state securities laws and has not entered into or altered and will not enter into or alter any “corresponding or hedging transaction or position” (within the meaning of Rule 10b5-1 under the Exchange Act) with respect to the Shares.

b.The Company does not have, and shall not attempt to exercise, any control or influence over how, when or whether Dealer (or its agents or affiliates) makes any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3) under the Exchange Act) in connection with this Agreement.
c.The Company is not in possession of any material non-public information regarding the Company or the Shares.
d.The Company (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities; (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing; and (C) has total assets of at least $50 million.
e.The Company is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares).
f.On each of the date hereof and the Settlement Date, the Company is not, or will not be, “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code).
g.The Company is not, and after giving effect to the transactions contemplated hereby will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
h.Neither the Company nor any of its Affiliates or agents shall take any action that would cause Regulation M under the Exchange Act (“Regulation M”) to be applicable to any purchases of Shares, or any security for which the Shares are a reference security (as defined in Regulation M), by Company or any of its affiliated purchasers (as defined in Regulation M) on any Trading Day during the Hedge Unwind Period.
i.The Company (A) will not during the Hedge Unwind Period make, or (to the extent within Company’s control) permit to be made, any public announcement (as defined in Rule 165(f) under the Securities Act of 1933, as amended (the “Securities Act”)) of any Merger Transaction or potential Merger Transaction unless such public announcement is made prior to the opening or after the close of the regular trading session on the Exchange for the Shares; (B) shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) notify Dealer following any such announcement that such announcement has been made; and (C) shall promptly (but in any event prior to the next opening of the regular trading session on the Exchange) provide Dealer with written notice specifying (x) the Company’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months immediately preceding the announcement date that were not effected through Dealer or its affiliates and (y) the number of Shares purchased pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act for the three full calendar months preceding the announcement date. Such written notice shall be deemed to be a certification by the Company to Dealer that such information is true and correct. In addition, the Company shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders. “Merger Transaction” means any merger, acquisition or similar transaction involving a recapitalization as contemplated by Rule 10b-18(a)(13)(iv) under the Exchange Act.
j.Except in connection with the Repurchase (as defined in the Call Option Unwind Agreement), the Company shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument), without the prior written consent of Dealer, purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable or exercisable for Shares during the Hedge Unwind Period.

k.On the date hereof, and on each day during the Hedge Unwind Period and on the Settlement Date, the Company is not, and will not be, “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) and Company would be able to purchase a number of Shares equal to the Call Option Settlement Amount in compliance with the corporate laws of the jurisdiction of its incorporation.
7.    Agreements and Acknowledgements Regarding Hedge Unwind. The Company understands, acknowledges and agrees that: (A) at any time during the Hedge Unwind Period, Dealer and its affiliates or agents may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to each Transaction and this Agreement; (B) Dealer and its affiliates or agents also may be active in the market for Shares other than in connection with hedging activities in relation to each Transaction and this Agreement; (C) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in securities of Issuer shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to each Transaction and this Agreement; and (D) any market activities of Dealer and its affiliates or agents with respect to Shares may affect the market price and volatility of Shares, as well as the Average VWAP Price and/or any Daily VWAP Price, each in a manner that may be adverse to the Company.
8.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

9.    No Other Changes. Except as expressly set forth herein, all of the terms and conditions of each of the Warrant Confirmations shall remain in full force and effect and are hereby confirmed in all respects.

10.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

11.    No Reliance, etc. The Company hereby confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates or agents in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

12.    Adjustment of Unwound Warrants. The parties agree that the Calculation Agent may, in good faith and a commercially reasonable manner, adjust the Warrants Settlement Amount upon the occurrence of any event or condition that would have allowed the Calculation Agent to adjust the terms of the Transactions under the Warrant Confirmations, and any such adjustments shall be made in order to account for the economic effect of such adjustment event on the unwind contemplated by this Agreement, as determined in good faith and in a commercially reasonable manner by the Calculation Agent.

13.    Designation by Dealer. Notwithstanding any other provision in this Agreement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from the Company, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer’s obligations in respect of the transactions contemplated by this Agreement and any such designee may assume such obligations. Dealer shall be discharged of its obligations to the Company to the extent of any such performance.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and the year first above written.

DICK’S SPORTING GOODS, INC.
By:
Name: Title:

[DEALER]
By:
Name:
Title:
[Signature Page to Warrant Partial Unwind Agreement]

EXHIBIT A

Average VWAP Price	Cash Settlement Amount

“Cash Settlement Amount” means the amount of cash in USD set forth above in the “Cash Settlement Amount” column opposite the applicable Average VWAP Price, subject to adjustment pursuant to Sections 4 and 12 of this Agreement. If the Average VWAP Price is not specified on the grid above, the Cash Settlement Amount shall be determined by the Calculation Agent based on a straight-line interpolation between the Average VWAP Prices or extrapolation from the Average VWAP Prices (as the case may be) specified on the grid above.
“Average VWAP Price” means the arithmetic average of the Daily VWAP Prices for each of the Exchange Business Days in the Hedge Unwind Period, as determined by the Calculation Agent in good faith and a commercially reasonable manner, subject to adjustment pursuant to Section 4(c) of this Agreement.
“Daily VWAP Price” for any Exchange Business Day means the per Share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “DKS <equity> AQR” (or any successor thereto) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Exchange Business Day (or if such volume-weighted average price is unavailable, the market value of one Share on such Exchange Business Day, as determined by the Calculation Agent using, if practicable, a volume-weighted method), subject to adjustment pursuant to Section 4(c) of this Agreement and provided that the Daily VWAP Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session.